UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2015
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, CA  91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
On December 4, 2015, the Board of Directors (the “Board”) of EMCORE Corporation (the “Company”) appointed Rex S. Jackson as a Class B director of the Company, effective immediately. Mr. Jackson was also appointed to serve as a member of the Board’s Audit Committee and Compensation Committee.
There are no arrangements or understandings between Mr. Jackson and any other persons pursuant to which Mr. Jackson was selected as a director. There are also no family relationships between Mr. Jackson and any director or executive officer of the Company and Mr. Jackson does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Jackson’s appointment to the Board, Mr. Jackson will receive the standard compensation received by non-employee directors, which compensation was last described in the Company’s Definitive Proxy Statement filed with the SEC on January 20, 2015 and is incorporated herein by reference.
Departure of Director
On December 8, 2015, Steven R. Becker resigned as a Class A member of the Board effective immediately. The decision of Mr. Becker to resign was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release issued on December 8, 2015 announcing the appointment of Rex S. Jackson to the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: December 8, 2015	By: /s/ Mark B. Weinswig Name: Mark B. Weinswig Title: Chief Financial Officer